Exhibit 99.1

Marathon Digital Holdings, Inc. Announces Proposed Convertible Senior Notes Offering

LAS VEGAS, NEVADA—(GLOBE NEWSWIRE)—November 15, 2021—Marathon Digital Holdings, Inc. (Nasdaq: MARA), one of the largest enterprise Bitcoin self-mining companies in North America, today announced its intention to offer, subject to market and other conditions, $500,000,000 aggregate principal amount of convertible senior notes due 2026 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Marathon also expects to grant the initial purchasers of the notes an option, for settlement within a period of 13 days from, and including, the date the notes are first issued, to purchase up to an additional $75,000,000 principal amount of notes.

The notes will be senior, unsecured obligations of Marathon, will accrue interest payable semi-annually in arrears and will mature on December 1, 2026, unless earlier repurchased, redeemed or converted. Noteholders will only have the right to convert their notes in certain circumstances and during specified periods. Marathon will settle conversions of notes by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Marathon’s election. The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Marathon’s option at any time, and from time to time, on or after December 6, 2024 and on or before the 21st scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Marathon’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

Marathon intends to use the net proceeds from the offering for general corporate purposes, including the acquisition of bitcoin or bitcoin mining machines.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Marathon

Marathon is a digital asset technology company that mines cryptocurrencies with a focus on the blockchain ecosystem and the generation of digital assets.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering and the intended use of the net proceeds from the offering. Forward-looking statements represent Marathon’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Marathon’s common stock and risks relating to Marathon’s business, including those described in periodic reports that Marathon files from time to time with the SEC. Marathon may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Marathon does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact Information

Charlie Schumacher

Telephone: 800-804-1690

Email: charlie@marathondh.com

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